Exhibit 24.1

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Heritage Oaks Bancorp, a California corporation (the “Company”), does hereby constitute and appoint Simone F. Lagomarsino and Thomas J. Tolda and each of them (with full power to each of them to act alone), his/her true and lawful attorneys in fact and agents for him/her and on his/her behalf and in his/her name, place and stead in any and all capacities and particularly as a director of the Company, to sign, execute and file any of the documents referred to below relating to the registration, in connection with the adoption of certain equity compensation plans, of shares of the Company’s common stock:

A Registration Statement of the Company respecting the shares of Company’s series A preferred stock, a warrant and the shares of common stock underlying the warrant originally issued to the U.S. Department of Treasury on March 20, 2009, on Form S-1,under the Securities Act of 1933, as amended, and any and all amendments to the Registration Statement, including Post-Effective Amendments, with all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission and/or any regulatory authority for any state in the United States of America;

granting unto said attorneys and each of them full power and authority to do and perform every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents or each of them may lawfully do or cause to be done by virtue hereof.

WITNESS the signatures of the undersigned this 7th day of May, 2012.

/s/ Michael J. Morris	Chairman of the Board
MICHAEL J. MORRIS

/s/ Donald H. Campbell	Vice Chairman of the Board
DONALD H. CAMPBELL

/s/ Simone F. Lagomarsino	Director, President and CEO
SIMONE F. LAGOMARSINO

/s/ Michael J. Behrman, M.D.	Director
MICHAEL J. BEHRMAN, M.D.

/s/ Kenneth L. Dewar	Director
KENNETH L. DEWAR

/s/ Mark C. Fugate	Director
MARK C. FUGATE

/s/ Dolores T. Lacey	Director
DOLORES T. LACEY

/s/ James J. Lynch	Director
JAMES J. LYNCH

/s/ Daniel J. O’Hare	Director
DANIEL J. O’HARE

/s/ Michael E. Pfau	Director
MICHAEL E. PFAU

/s/ Alexander F. Simas	Director
ALEXANDER F. SIMAS

/s/ Lawrence P. Ward	Director
LAWRENCE P. WARD